Exhibit 99.1

Press Release

Federated Investors, Inc. Reports Second Quarter 2007 Earnings; Total Assets Reach Record $260 Billion

•	Equity assets set new record high

•	Revenue climbs to quarterly record $277 million

•	Board declares $0.21 per share quarterly dividend

(PITTSBURGH, Pa., July 26, 2007) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment managers, today reported earnings per diluted share from continuing operations (EPS) of $0.54 for the quarter ended June 30, 2007 compared to $0.44 for the quarter ended June 30, 2006, an increase of 23 percent. Federated reported YTD 2007 EPS of $1.04 compared to $0.86 per share for the same period in 2006. Federated’s income from continuing operations was $55.3 million for Q2 2007 compared to $46.7 million for Q2 2006. Federated’s YTD 2007 income from continuing operations was $107.0 million compared to $92.7 million for the same period in 2006.

Federated’s total managed assets were a record $259.7 billion at June 30, 2007, up $49.2 billion or 23 percent from $210.5 billion at June 30, 2006 and up $9.2 billion or 4 percent from the $250.5 billion reported at March 31, 2007. Through its mutual funds and separately managed accounts, Federated managed $66.3 billion in equity and fixed-income assets as of June 30, 2007, a 27 percent increase from $52.2 billion at June 30, 2006. Total average managed assets for Q2 2007 were $256.1 billion, up $42.2 billion or 20 percent from $213.9 billion reported for Q2 2006 and up $9.6 billion or 4 percent from $246.5 billion reported for Q1 2007.

“The environment for cash management products during the second quarter benefited Federated across our distribution channels, as the firm saw $8.6 billion in asset growth in our money market funds,” said J. Christopher Donahue, president and CEO. “Our flagship multi-sector bond fund, Federated Total Return Bond Fund, brings to bear the firm’s best ideas about different fixed-income asset classes and had strong gross and net flows during the quarter.”

Federated’s board of directors declared a quarterly dividend of $0.21 per share. The dividend is payable on Aug. 15, 2007 to shareholders of record as of Aug. 8, 2007. During Q2 2007, Federated purchased 271,257 shares of class B common stock for $9.6 million.

Contacts:

MEDIA	MEDIA	ANALYSTS
Meghan McAndrew	J.T. Tuskan	Ray Hanley
(412) 288-8103	(412) 288-7895	(412) 288-1920
mmcandrew@federatedinv.com	jtuskan@federatedinv.com	rhanley@federatedinv.com

Federated Reports Q2 Earnings

July 26, 2007

Money market assets in both funds and separate accounts were a record $193.4 billion at June 30, 2007, up $35.1 billion or 22 percent from $158.3 billion at June 30, 2006 and up $7.4 billion or 4 percent from $186.0 billion at March 31, 2007. Money market mutual fund assets increased to a record $172.4 billion at the end of Q2 2007, up $30.4 billion or 21 percent from $142.0 billion at June 30, 2006 and up $8.6 billion or 5 percent from $163.8 billion at March 31, 2007.

Federated’s equity assets were a record $43.3 billion at June 30, 2007, up $12.8 billion or 42 percent from $30.5 billion at June 30, 2006 and up $2.0 billion or 5 percent from $41.3 billion at March 31, 2007. Federated’s top-selling equity mutual funds on a net basis were: Federated Strategic Value Fund, Federated Muni and Stock Advantage Fund, Federated Kaufmann Small Cap Fund, Federated MDT All Cap Core Fund and Federated Equity Income Fund. Federated continued to see growth in its equity separate account products, which had $197 million in net flows during Q2 2007.

Federated’s fixed-income assets were $23.0 billion at June 30, 2007, up $1.3 billion or 6 percent from $21.7 billion at June 30, 2006 and down slightly from $23.2 billion at March 31, 2007. Federated’s top-selling fixed-income mutual funds on a net basis were: Federated Total Return Bond Fund; Federated Mortgage Fund; Federated U.S. Government Securities Fund: 2-5 Years; and Federated Municipal High Yield Advantage Fund. Federated saw solid organic growth in its fixed-income separate account products, which had $54 million in net flows during Q2 2007.

Financial Summary

For Q2 2007, revenue increased by $40.1 million or 17 percent to a record $276.5 million compared to $236.4 million for the same quarter last year. The increase in revenue is primarily due to increases in revenue from average money market managed assets ($21.9 million); increases in average equity managed assets due to the MDT acquisition ($10.0 million); and increases in remaining average equity managed assets ($9.7 million). The increases were partially offset by a decrease in revenue from a change in the asset mix of average fixed-income managed assets ($1.1 million). For Q2 2007, Federated derived 48 percent of its revenue from money market assets, 40 percent from equity assets, 11 percent from fixed-income assets and 1 percent from other products and services.

Revenue for the first half of 2007 increased $65.7 million or 14 percent to $540.9 million compared to $475.2 million for the first half of 2006. The YTD revenue increase is primarily due to increases in revenue from average money market managed assets ($35.9 million); increases in average equity managed assets due to the MDT acquisition ($19.0 million); and increases in remaining average equity managed assets ($15.8 million). The increases were partially offset by a decrease in revenue from a change in the asset mix of average fixed-income managed assets ($3.7 million). For YTD 2007, Federated derived 48 percent of its revenue from money market assets, 40 percent from equity assets, 11 percent from fixed-income assets and 1 percent from other products and services.

Federated Reports Q2 Earnings

July 26, 2007

Operating expenses for Q2 2007 increased by $26.8 million or 17 percent to $187.6 million compared to $160.8 million for Q2 2006. The increase in operating expenses was caused primarily by marketing and distribution expenses related to increased money market managed assets ($13.4 million) and direct operating expenses related to the MDT acquisition ($6.4 million). For the first half of 2007, operating expense increased by $42.9 million or 13 percent to $368.3 million compared to $325.4 million for the same period last year. Higher marketing and distribution expenses related to increased money market managed assets ($22.3 million) and the direct operating expenses of MDT ($13.3 million) drove YTD increases in operating expenses.

Federated will host an earnings conference call at 9 a.m. Eastern on July 27, 2007. Investors are invited to listen to Federated’s Q2 earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time for the teleconference. The call may also be accessed in real time on the Internet via the About Us section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and until Aug. 3, 2007 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering codes 286 and 247443.

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $259.7 billion in assets as of June 30, 2007. With 151 mutual funds and a variety of separately managed account options, Federated provides comprehensive investment management to more than 5,400 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 3 percent of money market fund managers in the industry, the top 8 percent of equity fund managers and the top 11 percent of fixed-income fund managers1. For more information, visit FederatedInvestors.com.

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1	Strategic Insight, May 31, 2007. Based on assets under management in open-end funds.

Federated Securities Corp. is distributor of the Federated funds.

Separately managed accounts are made available through Federated Investment Counseling and MDT Advisers, both registered investment advisors.

Federated Reports Q2 Earnings

July 26, 2007

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Quarter Ended June 30,		% Change Q2 2006 to	Quarter Ended March 31,	% Change Q1 2007 to
	2007	2006	Q2 2007	2007	Q2 2007
Revenue
Investment advisory fees, net	$177,381	$146,487	21%	$169,176	5%
Administrative service fees, net	41,208	36,082	14	39,292	5
Other service fees, net	56,499	52,099	8	54,367	4
Other, net	1,442	1,738	(17)	1,579	(9)

Total Revenue	276,530	236,406	17	264,414	5

Operating Expenses
Compensation and related	51,552	44,780	15	54,185	(5)
General and administrative
Marketing and distribution	87,288	70,430	24	80,202	9
Professional service fees	9,310	8,422	11	7,638	22
Systems and communications	5,851	4,952	18	5,862	(0)
Office and occupancy	5,325	4,976	7	5,515	(3)
Advertising and promotional	4,241	3,794	12	2,896	46
Travel and related	3,706	3,346	11	2,738	35
Other	3,699	2,898	28	3,813	(3)

Total general and administrative	119,420	98,818	21	108,664	10
Amortization of deferred sales commissions	12,074	13,018	(7)	12,258	(2)
Amortization of intangible assets	4,602	4,220	9	5,523	(17)

Total Operating Expenses	187,648	160,836	17	180,630	4

Operating Income	88,882	75,570	18	83,784	6

Nonoperating Income (Expenses)
Investment income, net	1,657	3,074	(46)	1,993	(17)
Debt expense––recourse	(87)	(65)	34	(95)	(8)
Debt expense––nonrecourse	(1,360)	(2,019)	(33)	(1,498)	(9)
Other, net	5	(1)	600	—	100

Total Nonoperating Income, net	215	989	(78)	400	(46)

Minority interest	1,399	1,333	5	1,376	2

Income from continuing operations before income taxes	87,698	75,226	17	82,808	6
Income tax provision	32,421	28,570	13	31,045	4

Income from continuing operations	55,277	46,656	18	51,763	7

Discontinued operations, net of tax	—	3,265	(100)	—	—

Net Income	$55,277	$49,921	11%	$51,763	7%

Earnings Per Share—Basic
Income from continuing operations	$0.55	$0.44	25%	$0.51	8%
Income from discontinued operations	—	0.03	(100)	—	—

Net Income*	$0.55	$0.48	15%	$0.51	8%

Earnings Per Share—Diluted
Income from continuing operations	$0.54	$0.44	23%	$0.50	8%
Income from discontinued operations	—	0.03	(100)	—	—

Net Income	$0.54	$0.47	15%	$0.50	8%

Weighted-average shares outstanding
Basic	101,332	104,923		101,913

Diluted	103,094	107,078		103,606

Dividends declared per share	$0.21	$0.18		$0.18

*	May not sum due to rounding

Federated Reports Q2 Earnings

July 26, 2007

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Six Months Ended June 30,		% Change
	2007	2006
Revenue
Investment advisory fees, net	$346,558	$294,541	18%
Administrative service fees, net	80,499	72,181	12
Other service fees, net	110,866	104,976	6
Other, net	3,021	3,490	(13)

Total Revenue	540,944	475,188	14

Operating Expenses
Compensation and related	105,737	94,356	12
General and administrative
Marketing and distribution	167,490	140,445	19
Professional service fees	16,948	16,009	6
Systems and communications	11,713	9,709	21
Office and occupancy	10,840	10,502	3
Advertising and promotional	7,137	7,746	(8)
Travel and related	6,444	5,960	8
Other	7,511	5,747	31

Total general and administrative	228,083	196,118	16
Amortization of deferred sales commissions	24,332	26,526	(8)
Amortization of intangible assets	10,126	8,446	20

Total Operating Expenses	368,278	325,446	13

Operating Income	172,666	149,742	15

Nonoperating Income (Expenses)
Investment income, net	3,651	6,287	(42)
Debt expense––recourse	(181)	(130)	39
Debt expense––nonrecourse	(2,858)	(4,171)	(31)
Other, net	5	(2)	350

Total Nonoperating Income, net	617	1,984	(69)

Minority interest	2,776	2,834	(2)

Income from continuing operations before income taxes	170,507	148,892	15
Income tax provision	63,467	56,151	13

Income from continuing operations	107,040	92,741	15

Discontinued operations, net of tax	—	6,101	(100)

Net Income	$107,040	$98,842	8%

Earnings Per Share—Basic
Income from continuing operations	$1.05	$0.88	19%
Income from discontinued operations	—	0.06	(100)

Net Income	$1.05	$0.94	12%

Earnings Per Share—Diluted
Income from continuing operations	$1.04	$0.86	21%
Income from discontinued operations	—	0.06	(100)

Net Income	$1.04	$0.92	13%

Weighted-average shares outstanding
Basic	101,621	105,279

Diluted	103,349	107,600

Dividends declared per share	$0.39	$0.33

Federated Reports Q2 Earnings

July 26, 2007

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2007	Dec. 31, 2006
Assets
Cash, restricted cash and other short-term investments	$129,269	$134,943
Other current assets	55,447	47,108
Deferred sales commissions, net	88,444	112,286
Intangible assets, net	529,881	488,650
Other long-term assets	35,982	27,307

Total Assets	$839,023	$810,294

Liabilities, Minority Interest and Shareholders’ Equity
Current liabilities	$157,318	$131,907
Long-term debt—nonrecourse	88,731	112,987
Other long-term liabilities and minority interest	37,754	36,025
Shareholders’ equity excluding treasury stock	1,295,889	1,224,161
Treasury stock	(740,669)	(694,786)

Total Liabilities, Minority Interest and Shareholders’ Equity	$839,023	$810,294

Federated Reports Q2 Earnings

July 26, 2007

Changes in Equity and Fixed-Income Fund Assets

(in millions)

	Quarter Ended			Six Months Ended June 30,
	June 30, 2007	June 30, 2006	March 31, 2007	2007	2006
Equity Funds
Beginning assets	$28,716	$27,567	$28,666	$28,666	$26,031

Sales	1,402	1,475	1,469	2,871	2,992
Redemptions	(1,839)	(1,758)	(1,973)	(3,812)	(3,680)

Net redemptions	(437)	(283)	(504)	(941)	(688)
Net exchanges	(20)	(5)	(12)	(32)	15
Acquisition related	0	0	0	0	376
Other*	1,767	(791)	566	2,333	754

Ending assets	$30,026	$26,488	$28,716	$30,026	$26,488

Fixed-Income Funds
Beginning assets	$18,033	$18,579	$18,113	$18,113	$19,037

Sales	1,256	1,112	1,224	2,480	2,409
Redemptions	(1,391)	(1,685)	(1,503)	(2,894)	(3,422)

Net redemptions	(135)	(573)	(279)	(414)	(1,013)
Net exchanges	(5)	(25)	2	(3)	(52)
Other*	(124)	(14)	197	73	(5)

Ending assets	$17,769	$17,967	$18,033	$17,769	$17,967

*	Includes changes in the market value of securities held by the funds, reinvested dividends and distributions and net investment income.

Changes in Equity and Fixed-Income Separate Account Assets*

(in millions)

	Quarter Ended
	June 30, 2007	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006
Equity Separate Accounts
Beginning assets	$12,620	$12,228	$11,105	$4,035

Net customer flows**	197	225	154	201
Acquisition related	0	0	0	6,420
Other**	501	167	969	449

Ending assets	$13,318	$12,620	$12,228	$11,105

Fixed-Income Separate Accounts
Beginning assets	$5,128	$4,789	$3,647	$3,708

Net customer flows**	54	236	1,062	(170)
Other**	19	103	80	109

Ending assets	$5,201	$5,128	$4,789	$3,647

*	Includes separately managed accounts (SMA), institutional accounts and sub-advised funds (variable annuity and other).
**	For certain accounts, Net customer flows are calculated as the remaining difference between beginning and ending assets after the calculation of Other and the impact of Acquisition related. Other includes the approximate effect of changes in the market value of securities held in the portfolios, reinvested dividends and distributions and net investment income.

Federated began reporting Changes in Equity and Fixed-Income Separate Account Assets in Q3 2006; previous data is not available.

Federated Reports Q2 Earnings

July 26, 2007

(in millions)
MANAGED ASSETS	June 30, 2007	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006
By Asset Class
Equity	$43,344	$41,336	$40,894	$38,276	$30,523
Fixed-income	22,970	23,162	22,902	21,659	21,675
Money market	193,362	185,952	173,644	162,808	158,319

Total Managed Assets	$259,676	$250,450	$237,440	$222,743	$210,517

By Market
Wealth Management & Trust	$113,625	$109,364	$106,350	$102,878	$100,935
Broker/Dealer	112,146	107,148	103,081	95,144	84,316
Global Institutional	24,083	24,764	20,785	18,905	19,507
Other	9,822	9,174	7,224	5,816	5,759

Total Managed Assets	$259,676	$250,450	$237,440	$222,743	$210,517

By Product Type
Mutual Funds:
Equity	$30,026	$28,716	$28,666	$27,171	$26,488
Fixed-income	17,769	18,033	18,113	18,012	17,967
Money market	172,430	163,841	155,183	146,841	142,023

Total Fund Assets	$220,225	$210,590	$201,962	$192,024	$186,478

Separate Accounts:
Equity	$13,318	$12,620	$12,228	$11,105	$4,035
Fixed-income	5,201	5,128	4,789	3,647	3,708
Money market	20,932	22,112	18,461	15,967	16,296

Total Separate Accounts	$39,451	$39,860	$35,478	$30,719	$24,039

Total Managed Assets	$259,676	$250,450	$237,440	$222,743	$210,517

AVERAGE MANAGED ASSETS	Quarter Ended
	June 30, 2007	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006
By Asset Class
Equity	$43,031	$41,118	$40,066	$36,429	$30,976
Fixed-income	23,109	23,002	22,624	21,685	21,986
Money market	189,917	182,352	169,008	161,558	160,977

Total Avg. Assets	$256,057	$246,472	$231,698	$219,672	$213,939

By Product Type
Mutual Funds:
Equity	$29,866	$28,743	$28,225	$26,550	$27,000
Fixed-income	17,942	18,013	18,150	18,023	18,244
Money market	168,253	160,325	152,192	145,840	143,794

Total Avg. Fund Assets	$216,061	$207,081	$198,567	$190,413	$189,038

Separate Accounts:
Equity	$13,165	$12,375	$11,841	$9,879	$3,976
Fixed-income	5,167	4,989	4,474	3,662	3,742
Money market	21,664	22,027	16,816	15,718	17,183

Total Avg. Separate Accts.	$39,996	$39,391	$33,131	$29,259	$24,901

Total Avg. Assets	$256,057	$246,472	$231,698	$219,672	$213,939

ADMINISTERED ASSETS	Quarter Ended
	June 30, 2007	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006
Period End	$17,986	$17,783	$17,778	$18,423	$18,224
Average	$17,701	$17,762	$18,060	$18,236	$18,298